EXHIBIT 21


                            Belrose Capital Fund LLC
                                  Subsidiaries



       Name                                 Jurisdiction of Incorporation
       ----                                 -----------------------------

Belrose Realty Corpoation                             Delaware

Bel Communities Property Trust                        Maryland

Deerfield Property Trust                              Maryland

Katahdin Property Trust, LLC                          Delaware